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                                                                EXHIBIT 11



                                           BRUSH WELLMAN INC. AND SUBSIDIARIES
                                            COMPUTATION OF PER SHARE EARNINGS



                                             THIRD QUARTER ENDED                     NINE MONTHS ENDED
                                      -----------------------------------    -----------------------------------
                                       September 27       September 29        September 27       September 29
                                           1996               1995                1996               1995
Primary:
  Average shares outstanding              15,879,424          16,234,035         15,901,463          16,193,815

  Dillutive stock options based
       on the treasury stock method
       using average market price            196,286             284,097            183,607             225,276
                                      ---------------    ----------------    ---------------    ----------------

                         TOTALS           16,075,710          16,518,132         16,085,070          16,419,091
                                      ===============    ================    ===============    ================

  Net Income                              $4,565,000          $3,332,000        $17,864,000         $16,797,000

  Per share amount                             $0.28               $0.20              $1.11               $1.02
                                      ===============    ================    ===============    ================



Fully diluted:
  Average shares outstanding              15,879,424          16,234,035         15,901,463          16,193,815

  Dillutive stock options based
       on the treasury stock method
       using average market price            196,778             284,116            201,007             230,132
                                      ---------------    ----------------    ---------------    ----------------

                         TOTALS           16,076,202          16,518,151         16,102,470          16,423,947
                                      ===============    ================    ===============    ================

  Net Income                              $4,565,000          $3,332,000        $17,864,000         $16,797,000

  Per share amount                             $0.28               $0.20              $1.11               $1.02
                                      ===============    ================    ===============    ================
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